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                                                    EXHIBIT 10.98

THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSELANDFROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


No. 1                                    January 11, 1999

           CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                          18% NOTE - A

      FOR VALUE RECEIVED, Consolidated Capital of North America, Inc., a Colorado corporation (the "Company") hereby promises to pay to the order of Security Income Trust, L.P., having an address at 410 17th Street, Suite 400, Denver, Colorado 80202 (the "Holder"), or registered assigns, or its registered assigns, the principal sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), and to pay interest from the date hereof on the principal sum remaining unpaid at the rate of 18% per annum based on a 365-day year, such interest to accrue from the date hereof and to be payable, together with the principal sum, on July 10, 1999 (the "Maturity Date"). Principal and interest shall be payable in lawful money of the United States of America at the principal office of the Holder or at such other place as the registered holder may designate from time to time in writing to the Company.

      This Note has been issued one pursuant to a Note Purchase Agreement dated as of January 11, 1999 between the Company and the Holder. The Holder of this Note is entitled to the benefits of the Note Purchase Agreement and to enforce the agreements of the Company contained therein and herein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note Purchase Agreement. All payments shall be paid in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company.

      1. PREPAYMENT. The Company may prepay and redeem this Note, at the election of the Company, upon not less than 10 days' notice, at any time in whole or in part, at a price equal to the outstanding principal of this Note together with accrued interest to the redemption date.

      2. EXTENSION OF NOTE. The Company may, at its option, extend the Maturity Date of this Note for two successive additional periods of ninety (90) days each by giving notice to the Holder on or before the Maturity Date or the Extended Maturity Date, as applicable; provided that in connection with and at the time of each such extension, it shall issue to the Purchaser or its designees 1,000,000 shares of the Common Stock of the Company, par value .0001 per share, in consideration for such extension. The Company agrees that it shall provide the same registration rights under the Securities Act of 1933, as amended, for any additional shares issued in consideration for an extension of this Note as are set forth in Section 4 of the Note Purchase Agreement.

     3.   [Intentionally Omitted].

     4. TRANSFER AND EXCHANGE. Subject to compliance with the restrictions on transfer set forth in the Note Purchase Agreement, the registered holder of this Note or any new Note issued pursuant hereto may, prior to maturity, surrender such Note or Notes at the principal office of the Company for transfer


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or  exchange.   Within  a reasonable time  after  notice  to  the
Company from a registered holder of its intention to make such exchange and without expense (other than applicable transfer taxes, if any) to such registered holder, the Company shall promptly issue in exchange therefor another Note or Notes dated the date to which interest has been paid on, and for the unpaid principal amount of, the Note or Notes so surrendered, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Subject to the restrictions on transfer set forth in the Note Purchase Agreement, each new Note shall be made payable to such person or entity, as the
registered  holder  of  such  surrendered  Note  or   Notes   may
designate. Notes issued upon any transfer or exchange shall be only in authorized denominations, which shall be $20,000.

      5. REPLACEMENT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested by the Company in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will promptly issue a new Note, of like tenor, in the amount of the unpaid principal of such Note, and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

      6. DEFAULT. The Company shall be in default under this Note upon the occurrence of: (i) any of the events specified in
Section 6(a) hereof and the failure to cure such default within five (5) days after receipt of written notice thereof from the Holder; (ii) any of the events specified in Section 6(b) hereof and the failure to cure such default within ten (10) days after receipt of written notice thereof from the Holder; or (iii) any of the events specified in Section 6(c) hereof (any of the foregoing being an "Event of Default"):

      (a) Failure to make any principal or interest payment required under this Note on the due date of such payment;

      (b) Any material default, breach or misrepresentation shall occur under the terms and provisions of the Note Purchase
Agreement; or

      (c) Insolvency of, or the business failure of, of the Company or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) days.

     7. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default:

           (a) specified in clause (c) of Section 6, then this Note shall be automatically accelerated and immediately due and payable at the option of Holder, without notice or demand, and said amount shall accrue interest from the date of default at the rate of twenty percent (20%) per annum;

          (b)  specified in clauses (a) or (b) of Section 6, then
(i) the Holder may declare this Note immediately accelerated, due and payable and said amount(ii) the remaining principal and accrued and unpaid interest thereon shall accrue interest from the date of default at the rate of twenty percent (20%) per annum; and

           (c) the Holder shall have all of the rights and remedies, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.


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      8.   AMENDMENTS; PARTIES.  This Note can only be amended by
an agreement in writing signed by the Company and the Holder. This Note shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and assigns.

      9. WAIVER OF PRESENTMENT. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

      10. MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and Holder's express intent that all excess cash amounts theretofore collected by Holder be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration. All provisions of this Note are valid and enforceable under current Colorado law.

11.   GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED ACCORDING
TO THE LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO THE
PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth above.
                              CONSOLIDATED CAPITAL OF
                              NORTH AMERICA, INC.


                              By: /s/ Richard D. Bailey
                                  ---------------------
                                  Richard Bailey
                                  President and Chief Operating Officer